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                                                                    EXHIBIT 99.7


             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


     I have been designated to become a director of Friedman, Billings, Ramsey Group, Inc. (effective as of the closing of the merger that is the subject of the joint proxy statement/prospectus included in this registration statement on Form S-4). Pursuant to Rule 438 promulgated under the Securities Act of 1933, I hereby consent to being named in this Registration Statement in such capacity.



                                                   /s/ Daniel J. Altobello
                                                   _______________________

                                                   Daniel J. Altobello



February 26, 2003